Exhibit 2.1

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Amendment to Business Combination Agreement (this “Amendment”), dated as of December 22, 2025 (the “Amendment Date”), amends that certain Business Combination Agreement, dated as of October 13, 2025 (the “Agreement”), by and among Inflection Point Acquisition Corp. V (formerly known as Maywood Acquisition Corp.), a Cayman Islands exempted company (“SPAC”), GOWell Technology Limited, a Cayman Islands exempted company (the “Company”), GOWell Energy Technology, a Cayman Islands exempted company and IPCV Merger Sub Limited, a Cayman Islands exempted company. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to Section 13.8 of the Agreement, SPAC and the Company (the “Parties”) may amend the Agreement by executing an amendment in writing; and

WHEREAS, the Parties desire to amend the Agreement as provided below.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment to the Agreement.

(i) Section 2.2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c) Company Warrants. At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of any Party or the holders of securities of the Company or PubCo, each Company Warrant that is issued and outstanding immediately prior to the Second Merger Effective Time shall thereupon be converted into, and the holder of such Company Warrant shall be entitled to receive, a PubCo Series A Investor Warrant exercisable for a number of PubCo Ordinary Shares equal to the product of (A) the quotient of (x) the aggregate Stated Value (as such term is defined in the Company’s amended and restated memorandum and articles of association in effect immediately prior to the Second Merger) attributable to the applicable Pre-Funded PIPE Investor’s or PIPE Investor’s Company Series A Preferred Shares immediately prior to the Second Merger, divided by (y) the Conversion Price (as such term is defined in the Company’s amended and restated memorandum and articles of association in effect immediately prior to the Second Merger) applicable to such Company Series A Preferred Share, multiplied by (B) 0.5, which PubCo Series A Investor Warrant shall be substantially in the form attached hereto as Exhibit F (the “PubCo Series A Investor Warrants”). All of the Company Warrants converted into the right to receive the PubCo Series A Investor Warrants pursuant to this Section 2.2(c) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist at the Second Merger Effective Time, and each holder of a certificate previously representing any such Company Warrant shall thereafter cease to have any rights with respect to such securities, except the right to receive the PubCo Series A Investor Warrants into which such Company Warrant shall have been converted in the Second Merger.

2. Full Force and Effect. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect, and this Amendment shall be governed by the terms of the Agreement, as amended by this Amendment. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

3. Provisions Incorporated by Reference. The provisions of Article XIII of the Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

SPAC:

INFLECTION POINT ACQUISITION CORP. V

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Executive Officer

COMPANY:

GOWell Technology Limited

By:	/s/ Wenhua Liu
Name:	Wenhua Liu
Title:	Director

[Signature Page to Amendment to Business Combination Agreement]